Exhibit 10.5

GOVERNMENT PROPERTIES INCOME TRUST

2009 INCENTIVE SHARE AWARD PLAN

Government Properties Income Trust (the “Company”) hereby adopts the Government Properties Income Trust 2009 Incentive Share Award Plan (as amended from time to time, the “Plan”), effective as of [*], 2009.(1)

I.                                         PURPOSE

The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers, employees and Trustees of the Company, employees of its manager and others rendering valuable services to the Company or its subsidiaries, through grants of the Company’s Shares.

II.                                     DEFINITIONS

Terms that are capitalized in the text of the Plan have the meanings set forth below:

(a)           “Board” means the Board of Trustees of the Company.

(b)           “Company” means Government Properties Income Trust, a Maryland real estate investment trust.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)           “Key Person” means an employee, consultant, manager, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company or to the Manager on behalf of the Company.

(e)           “Manager” means the person or entity serving as manager to the Company.

(f)            “Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the Shares by reason of such person’s death or incapacity.

(g)           “Securities Act” means the Securities Act of 1933, as amended.

(h)           “Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(i)            “Shares” means the Company’s common shares of beneficial interest, par value $.01 per share.

(j)            “Trustee” means a member of the Board.

III.                                 SHARES SUBJECT TO THE PLAN

Subject to the provisions of Section VII, the total number of Shares which may be granted under the Plan is 2,000,000 Shares.  A holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine.  Certificates representing Shares and statements representing Shares issued in book-entry form may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any.  Shares subject to awards under the Plan which are forfeited shall again be available for grant under the Plan.

IV.                                 METHOD OF GRANTING SHARES

Grants of Shares to any person shall be made by action of the Board, and shall be made solely in accordance with the instructions of the Board as to the selection of persons to whom Shares are to be granted, the amount and timing of each such grant, and the extent, if any, to which vesting restrictions or other conditions shall apply to the granted Shares.  If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option without further notice to the Participant.  Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V.

V.                                     ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board.  All references in the Plan to the Board shall be understood to refer to such committee or the Board, whoever shall administer the Plan.  As of the effective date of the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Company pursuant to the written charter for such committee; however, the Board may revoke or rescind this delegation of authority in whole or in part at any time.  All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board or its designated committee in its sole discretion, and its determination shall be final and binding upon all persons, including the Company and all Participants.  Without limiting the generality of the foregoing, the Board or the designated committee is authorized to adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement.  If it determines to do so, the Board or its designated committee may grant Shares under this Plan which are not subject to a Share Agreement.

For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), is applicable to the Company, an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder.

With respect to persons subject to Section 16 of the Exchange Act, grants under the Plan are intended to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or its successor under the Exchange Act.

VI.                                 ELIGIBLE PERSONS

The persons eligible to receive grants of Shares shall be those persons selected by the Board or designated committee from among Key Persons who contribute to the business of the Company and its subsidiaries.

VII.                             CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding Shares are hereafter changed for a different number or kind of Shares or other securities of the Company, or are otherwise affected by reason of a merger, sale of assets, reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or any similar corporate transaction, a corresponding adjustment shall be made in the number and kind of Shares or other securities covered by outstanding grants of Shares, and for which Shares may be granted under the Plan.

VIII.                         DURATION, AMENDMENT AND TERMINATION OF PLAN

Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of its effective date.  Subject to any shareholder approval that may be required under applicable law or the rules of any stock exchange on which the Shares are listed, the Board hereafter may at any time amend or extend the Plan, including amendments to change the number of shares subject to the Plan.  The Plan may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.

IX.                                MISCELLANEOUS

A.            Nonassignability of Shares.  Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement.

B.            No Guarantee of Employment.  Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment of, or to continue to act as an officer or Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager, or give the Company, any subsidiary or the Manager the right to require such person to continue in any such capacity.

C.            Tax Withholding.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

D.            Compliance with Law.  This Plan, the granting and vesting of Shares hereunder, and the other obligations of the Company under this Plan and any Share Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company, in its reasonable discretion, may postpone the issuance or delivery of Shares until completion of any required action under any state or federal law, rule or regulation as the Company may consider appropriate in order to comply with the applicable laws, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

E.             Governing Law.  The validity, construction and effect of this Plan, any rules and regulations relating to this Plan and any Share Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to principles of conflict of laws.